SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                     May 6, 1998




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)



  675 McDonnell Boulevard, St. Louis, MO                     63134
  (Address of principal executive offices)                (ZIP Code)


Registrant's telephone number,                         (314) 654-2000
    including area code

Item 5.  Other Events

On May 1, 1998, Mallinckrodt Inc. completed the sale of its catalyst business to Engelhard Corporation for $210 million in cash. The sale is part of a plan previously announced by the Company to divest the assets of its specialty chemical business to focus on its global healthcare business. The Company used the net proceeds from the transaction to repay short-term borrowing.

Mallinckrodt Inc.



ROGER A. KELLER
Vice President, Secretary
and General Counsel

DATE:  May 6, 1998